EXHIBIT 9



                             STOCKHOLDERS AGREEMENT

                  This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of May 10, 1999, is entered into by and among RNYC Holdings Limited, a Gibraltar corporation, ("Principal Stockholder"), Congregation Beit Yaakov (solely as beneficiary of a life estate of Owned Shares (as defined below) beneficially owned by Principal Stockholder) (together with Principal Stockholder, the "Stockholder"), Saban S.A., a Panamanian corporation ("Stockholder Parent") and Mr. Edmond J. Safra ("Mr. Safra") and HSBC Holdings plc, an English public limited company ("Parent").

                  WHEREAS, simultaneously with the execution of this Agreement, Parent, Safra Republic Holdings, S.A., a societe anonyme organized under the laws of Luxembourg ("SRH"), and Republic New York Corporation, a Maryland corporation (the "Company"), are entering into a Transaction Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement") providing, among other things, for the merger of a wholly owned subsidiary of Parent ("Sub") with and into the Company (the "Merger"); and

                  WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, 31,044,228 shares of common stock, par value $5.00 per share ("Common Stock"), of the Company (the "Owned Shares"); and

                  WHEREAS, as of the date hereof, Stockholder Parent is the Beneficial Owner of, and has the sole right to vote and dispose of, 14,699,124 shares of common stock, $5.00 par value (the "SRH Stock"), of SRH (the "Owned SRH Shares"); and

                  WHEREAS, in the Merger Agreement Parent has agreed, subject to the conditions set forth therein, to make an offer to purchase for cash all of the shares of SRH Stock not owned by the Company; and

                  WHEREAS,  as an inducement  and a condition to their  entering into the Merger Agreement and incurring the obligations set forth therein, Parent has required that Stockholder, Stockholder Parent and Mr. Safra
(individually,   a  "Stockholder  Party"  and  collectively,   the
"Stockholder Parties") enter into this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1. CERTAIN DEFINITIONS. Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

                  "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to any Stockholder Party, "AFFILIATE" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

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                  "Beneficially Owned" or "Beneficial Ownership" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates of such Person and all other Persons with whom such Person would constitute a "Group" within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

                  "Beneficial Owner" with respect to any securities means a Person which has Beneficial Ownership of such securities.

                  "Person"  means  an  individual,   corporation,   partnership,
limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  "Proposed Business Combination" means the transactions contemplated by the Merger Agreement.

                  "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, the offer to make such a sale, transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

                  2.       NO DISPOSITION OR SOLICITATION.

                 (a) During the term of this Agreement, Stockholder agrees that except as contemplated by this Agreement, it will not Transfer or agree to Transfer any Common Stock Beneficially Owned by it other than with Parent's prior written consent, or grant any proxy or power-of-attorney with respect to any such Common Stock other than pursuant to this Agreement.

                 (b) During the term of this Agreement, Stockholder Parent agrees that except as contemplated by this Agreement, it will not Transfer or agree to Transfer any SRH Stock Beneficially Owned by it other than with Parent's prior written consent, or grant any proxy or power-of-attorney with respect to any such SRH Stock other than pursuant to this Agreement.

                 (c) Each Stockholder Party agrees, that from and after the date hereof, except as contemplated by this Agreement, it or he and their respective Affiliates and representatives, will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any Person relating to, or otherwise
facilitate   any  tender  or  exchange   offer,   proposal  for  a  merger,
consolidation or other business combination involving the Company, SRH or any of their respective subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or SRH or any of their respective subsidiaries
other   than   the   Proposed   Business   Combination   (an   "Alternative
Transaction").

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

                   (d) Each Stockholder Party agrees that unless required by applicable law, neither it nor any of its Affiliates shall make any press release, public announcement or other communication with respect to the business or affairs of the Company, SRH, this Agreement, or Parent, including this Agreement, the Merger Agreement and the Option Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.

                  (e) Stockholder agrees that it will not issue any shares of capital stock to any Person. Stockholder Parent agrees that it will not Transfer or agree to Transfer any capital stock of the Stockholder, and that it will take all action necessary to cause the Stockholder to timely comply with all its obligations under this Agreement.

                  (f) Stockholder Parent agrees that it will not issue any shares of capital stock to any Person. Mr. Safra agrees that he will not
 Transfer
or agree to Transfer any stock of Stockholder Parent except as may result from the laws of descent and distribution (any such transfer to be subject to Section 13(d) hereof) and that he will take all action necessary to cause each of Stockholder Parent and Stockholder to timely comply with all of its obligations under this Agreement.

                   3.       STOCKHOLDER VOTE; OFFER.

                  (a) Stockholder agrees that, unless this Agreement has been terminated in accordance with its terms, (i) at such time as the Company conducts a meeting of or otherwise seeks a vote or consent of its stockholders for the purpose of approving the Merger Agreement and the Merger (such meeting or any adjournment thereof, or such consent process, the
 "Company
Meeting"),it will vote, or provide a consent with respect to, all Common Stock (including the Owned Shares) then Beneficially Owned by Stockholder in favor of the Merger Agreement and the Merger and (ii) it will (at any meeting of stockholders) vote its shares of Common Stock (including the Owned Shares) against, and it will not consent to, any Alternative Transaction or any action that would materially delay, prevent or frustrate the transactions contemplated by the Merger Agreement.

                  Without limiting the foregoing, it is understood that the obligations under clause (i) above shall remain applicable in respect of each meeting of stockholders of the Company duly called for the purpose of approving the Merger Agreement and the Merger regardless of the position of the Company's Board as to the Merger at the time of such meeting, and that the obligations under clause (ii) above shall continue as set forth in Section 11.

                 (b) Stockholder Parent agrees that, unless this Agreement has been terminated in accordance with its terms,  at such time as Parent or
 Parent's
designee makes the Offer as contemplated by the Merger Agreement Stockholder Parent will, within 10 business days after commencement of the Offer, duly tender
all of the shares of SRH Stock then owned by it into the Offer, in accordance with the terms thereof, and will not subsequently withdraw such tender, PROVIDED that Stockholder Parent may withdraw such tender if the Merger Agreement has been terminated in accordance with its terms.

                 4. REASONABLE EFFORTS TO COOPERATE. Each Stockholder Party will (a) use all reasonable efforts to cooperate with the Company, SRH, Parent and Sub in connection with the

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

transactions contemplated by the Merger Agreement, (b) promptly take such actions as are necessary or appropriate to consummate such transactions, and (c) provide any information reasonably requested by the Company, SRH, Parent and Sub for any regulatory application or filing made or approval sought for such transactions (including filings with the Securities and Exchange Commission).

                  5.       ADDITIONAL STOCK.

                  (a) Stockholder agrees that any additional shares of Common Stock acquired by it or over which it acquires Beneficial Ownership, whether pursuant to existing stock option agreements, warrants or otherwise, shall be subject to the provisions of this Agreement. Stockholder Parent and Mr. Safra each agree that if it or he should acquire record or Beneficial Ownership of any shares of Common Stock, the term Stockholder shall be deemed to be modified to include it or him, as the case may be.

(b) Stockholder Parent agrees that any additional shares of SRH Stock acquired by it or over which it acquires Beneficial Ownership, whether pursuant to existing stock option agreements, warrants or otherwise, shall be subject to the provisions of this Agreement. Stockholder and Mr. Safra. each agree that if it or he should acquire record or beneficial ownership over any shares of SRH Stock, the term Stockholder Parent shall be deemed to be modified to include it or him, as the case may be.

                 6.       IRREVOCABLE PROXY.

                (a) (i) In  furtherance  of the  agreements  contained  in
Section 3(a) of this Agreement, the Stockholder hereby irrevocably (to the extent set forth herein) grants to, and appoints, Parent and JRH Bond, Group Chairman of Parent, KR Whitson, Group Chief Executive Officer of Parent, and DJ Flint, Group Finance Director of Parent, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such
office of Parent, and each of them individually, Stockholder's proxy and attorney-if-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote all shares of Common Stock beneficially owned
by Stockholder, or grant a consent or approval in respect of such shares, or execute and deliver a proxy to vote such shares, (x) in favor of the Merger and the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (y) against any Alternative Transaction or any other matter referred to in Section 3(a)(ii) hereof, in each case to the extent the Stockholders Parties are required to so vote under Section 3.

                 (ii) The Stockholder represents and warrants to Parent and Sub that any proxies heretofore given in respect of its Owned Shares are not irrevocable, and that any such proxies are hereby revoked.

                 (iii) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 6(a) is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be

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

revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 2-507 of the Maryland General Corporation Law. The proxy granted in this Section 6(a) shall remain valid until terminated pursuant to Section 12 hereof.

                  (b) The irrevocable proxy granted pursuant to Section 6(a) shall automatically terminate and be revoked upon termination of this Agreement in accordance with its terms.

                   7. COVENANT OF STOCKHOLDER PARTIES. Each Stockholder Party agrees that it will take all action necessary to (i) permit (a) the Owned Shares to be acquired in the Merger and (b) the voting of the Owned Shares in accordance with the terms of this Agreement and (ii) prevent creditors in respect of any pledge of Owned Shares from exercising their rights under such pledge.

                  8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER PARTIES. Each Stockholder Party hereby represents and warrants to, and agrees with, Parent and Sub as follows (it being understood that the representations and warranties made by Congregation Beit Yaakov are made severally and only with respect to the Owned Shares held by it):

                 (a) Such Stockholder Party has all necessary power and authority and legal capacity to execute and deliver this Agreement and perform its or his obligations hereunder. No other proceedings or actions
on the part of such Stockholder Party are necessary to authorize the execution, delivery or performance of this Agreement or the consummation
of  the   transactions contemplated hereby.

                 (b) This Agreement has been duly and validly executed and delivered by such Stockholder Party and constitutes the valid and binding agreement of such Stockholder Party, enforceable against such Stockholder Party in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (c) (i) The Stockholder Parties are the sole Beneficial Owners of the Owned Shares. The Stockholder has good and marketable title to all of the Owned Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests, except for (x) liens, claims, options, proxies, voting agreements and security interests and
(y) pledges of Owned Shares previously disclosed to Parent, in each case, that would not have a material adverse effect on the ability of the Stockholder Parent to perform its obligations under this Agreement. The Owned Shares constitute all of the capital stock of the Company Beneficially Owned by any of the Stockholder Parties and none of the Stockholder Parties or its or his Affiliates is the Beneficial Owner of, or has any right to acquire (whether currently upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock.

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

                (ii)  The  Stockholder  Parties  (other  than  the
 Stockholder)
are the sole Beneficial Owners of the Owned SRH Shares, free and clear of all liens, claims, options, proxies, voting agreements and security interests, except for liens, claims, options, proxies, voting agreements and security interests that would not have a material adverse effect on the ability of the Stockholder Parent to perform its obligations under this Agreement. The
 Owned
SRH Shares constitute all of the capital stock of SRH Beneficially Owned by any of the Stockholder Parties and none of the Stockholder Parties or its or his Affiliates is the Beneficial Owner of, or has any right to acquire
 (whether
currently,  upon lapse of time,  following the  satisfaction of any conditions,
upon the occurrence of any event or any combination of the foregoing) any shares of SRH Stock or any securities convertible into or exchangeable or exercisable for shares of SRH Stock.

                 (d)  Stockholder  Parent has sole  Beneficial  Ownership,
  free
and clear of all liens, claims, options, proxies, voting agreements and security interests, of (i) all outstanding capital stock of Stockholder and
(ii) 14,699,124  shares of SRH  Stock,   representing   approximately  20%  of
the shares of SRH Stock outstanding. Mr. Safra has Beneficial Ownership of all of the outstanding capital stock of Stockholder Parent. No other
Person has any right to acquire (whether  currently,   upon  lapse  of  time,
following   satisfaction  of  any conditions,  upon  the  occurrence  of  any event, or any combination of the foregoing) Beneficial Ownership of, any capital stock of Stockholder or Stockholder Parent or any securities convertible into or exchangeable or exercisable for shares of any such capital stock.

                  (e) Neither the execution and delivery of this Agreement by any Stockholder Party nor the consummation of the transactions contemplated hereby will (i) conflict with, result in any violation of, require any consent under or constitute a default (whether with notice or lapse of time or both) by such Stockholder Party under such Stockholder
 Party's
constituent  documents (in the case  of  the  Stockholder  and  Stockholder
Parent) or any mortgage, bond, indenture, agreement, instrument or obligation to which such Stockholder Party is a party or by which such Stockholder Party or by which any of the Owned Shares or the Owned SRH
 Shares
are bound; (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that is binding on such
Stockholder Party; or (iii) constitute a violation by such Stockholder Party of any law or regulation of any jurisdiction, in each case except for violations,
conflicts or defaults that would not have a material adverse effect on the ability of any Stockholder Party to perform its obligations under this Agreement.

                 (f) Each Stockholder Party understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder Party's execution, delivery and performance of this Agreement. Each of the Stockholder and the Stockholder Parent acknowledges that its irrevocable proxy
set forth in Section 6(a) is granted in consideration of the execution and delivery of the Merger Agreement by Parent.

                 9.  REPRESENTATIONS  AND  WARRANTIES OF PARENT AND SUB.
 Parent
represents and warrants to the Stockholder Parties that Parent has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Parent will not constitute a violation of, conflict with or result in a default under, (i) any contract, understanding or arrangement to
which Parent is a party or by which it is bound or  requires  the  consent of any
other  Person or any party pursuant

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

thereto, (ii) any judgment, decree or order applicable to Parent, or (iii) any law, rule or regulation of any jurisdiction, in each case except for violations, conflicts or defaults that would not have a material adverse effect on the ability of the Parent to perform its obligations under this Agreement; and this Agreement constitutes a legal, valid and binding agreement on the part of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by principles applicable to creditors' rights generally or governing the availability of equitable relief. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

                 10. NON-COMPETITION. (a) Solely as an inducement to Parent's and Sub's entering into the Merger Agreement and for no other consideration, Mr. Safra agrees not to engage in any aspect of a Covered Business (as hereinafter defined) other than on behalf of the Company, SRH, the Successor Corporation or any of their respective Subsidiaries for the period of time commencing on the Closing Date and ending on the seventh anniversary of the Closing Date; provided, however, that if after such seventh anniversary of the Closing Date, Mr. Safra shall found, establish, invest (other than as contemplated by clause (b)(i) and clause (c) below) in any Competitor, arent shall have the right, but not the obligation, to invest in such Competitor on a 50/50 basis with Mr. Safra pursuant to an agreement among shareholders containing buy/sell arrangements which would permit one party to purchase the interest of the other upon termination of the co-ownership.

                 (b) Mr. Safra shall be deemed to be engaging in a Covered Business if he:

                           (i) directly or indirectly, individually or through another Person, whether or not for compensation, participates in the ownership, management, operation or control of any Competitor (as hereinafter defined) or is employed by or performs consulting services for any Competitor; PROVIDED, that nothing herein shall be deemed to prevent Mr. Safra from having record or Beneficial Ownership of less than 5% (including shares or other securities underlying options or other convertible securities, stock appreciation rights, phantom stock or similar rights, whether or not currently exercisable) of any publicly-traded company unless such ownership is accompanied by an employment, consulting or similar arrangement pursuant to which he participates in the management, operation or control of such company;

                           (ii) directly or indirectly, individually or through another Person, solicits any Person who was a customer or prospective customer of the Company, SRH, the Successor Corporation or any of their respective Subsidiaries at any time prior to the Effective Time with a view to inducing such customer or prospective customer to enter into an agreement or otherwise do business with any Competitor with respect to a Covered Business, or attempts directly or indirectly to induce any such customer or prospective customer to terminate its relationship with the Company, SRH, the Successor Corporation or any of their respective Subsidiaries or to not enter into a relationship with

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

         the Company, SRH, the Successor Corporation or any of their respective Subsidiaries, as the case may be;

                         (iii) directly or indirectly, individually or through another Person releases any customer or prospect lists of the Company, SRH, the Successor Corporation or any of their respective Subsidiaries, or any other documents or other information (whether or not such information is in writing) proprietary to the Company, SRH or any of their respective Subsidiaries or any customer of the Company, SRH, the Successor Corporation or any of their respective Subsidiaries, or otherwise confidential or non-public, to any Person, except with the prior written consent of the Company, SRH, the Surviving Corporation or any of their respective Subsidiaries or as may be required pursuant to the order of a court of competent jurisdiction; or

                           (iv) offers, directly or indirectly, individually or through another Person, employment to any employee of the Company, SRH, the Successor Corporation or any of their respective Subsidiaries or directly or indirectly attempts to induce any such employee to leave the employ of the Company, SRH, the Successor Corporation or any of their respective Subsidiaries or aids or assists any other Person in doing so; PROVIDED that nothing herein shall be deemed to prevent Mr. Safra from employing, directly or indirectly, any of the individuals separately agreed to in writing by the Parent and Mr.
         Safra.

                  (c) For purposes of Section 10(a) and Section 10(b):

                           (i) A "COVERED BUSINESS" is the provision of banking, brokerage, trading or other financial services in which the Company, SRH or any of their respective Subsidiaries is engaged on the Closing Date. For purposes of this Agreement, "Covered Business" shall not include any of the following activities, and Mr. Safra shall not be deemed to be engaging in a Covered Business if he engages, directly or indirectly, solely in any one or more of the following activities:

                  (A) managing and investing assets beneficially owned, directly or indirectly, by Mr. Safra or members of his immediate family;

                  (B) managing or investing assets beneficially owned by any other Person and providing related advisory services PROVIDED THAT:

                           (I) any such Person will directly or indirectly be or
                  represent ultimately an investor which is a natural person and not any form of mutual fund, unit trust or other fund held publicly;

                           (II) the number of such ultimate  investors shall not
                  exceed one hundred (100);

                           (III) any such  arrangements  will be  "private,"  in
                  that the availability of any such services will not be advertised or publicized in any form whatsoever and will remain confidential;

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

                           (IV) any assets  managed and invested as permitted by
                  this clause (B) will be managed and invested together with the assets managed and invested as permitted by clause (A) above, as pooled and joint investments (or arrangements similar to pooled and joint investments) ("pooled investments") on the basis that of such pooled investments, the assets managed and invested pursuant to clause (A) above will constitute a majority in aggregate value of the pooled investments and the aggregated value of the assets managed as pooled investments (including those managed pursuant to clause (A) above), without taking account of investment results, does not exceed $5 billion;

                           (V) Mr. Safra does not accept for management pursuant
                  to this clause (B), assets or the proceeds of assets that, to the best knowledge of Mr. Safra were removed from accounts managed by the Company, SRH or any of their respective Subsidiaries; and

                           (VI) the Company, SRH or one or more of their Subsidiaries will act as custodian (in accordance with their standard fees) for investments and/or liquid funds included in the pooled investments referred to in subclause (IV) above;

                  (C) ownership of any securities beneficially owned by Mr. Safra on the date of this Agreement and any business activities that Mr. Safra or his Affiliates are engaged or participating in on the date of this Agreement (other than business activities conducted by or through the Company, SRH or any of their respective Subsidiaries) to the extent Mr. Safra or his affiliates are engaged or participating in such business activities on the date of this Agreement.

                           (ii) A "Competitor" is any Person which engages in any Covered Business.

                  (d) Mr. Safra hereby agrees that:

                           (i) Each of the covenants contained in Section 10(b)(i)-(iv) hereof shall be construed as a separate covenant.

                           (ii) If any provision of this Section 10 or portion hereof is so broad, in scope or duration, so as to be unenforceable, such provision or portion hereof shall be interpreted to be only so broad as is enforceable.

                  (e) Mr. Safra agrees to deliver promptly to Parent, upon the request of Parent, the Company, SRH or the Surviving Corporation following the Effective Time, all documents (and all copies thereof, in written, electronic or any other form whatsoever) relating to the business of the Company, SRH, the Surviving Corporation or any of their respective Subsidiaries, and all property associated therewith, which he may then possess or have under his control.

                  (f) The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Parent, the Company and SRH by reason of a failure by Mr. Safra to perform any of his obligations under this
Section 10. Accordingly,  if Parent, the

Company, SRH, the Surviving Corporation
or any of their respective Subsidiaries institutes any action or proceeding to enforce the provisions hereof, to the extent permitted by applicable law, Mr. Safra hereby waives the claim or defense that Parent, the Company, SRH, the Surviving Corporation or any of their respective Subsidiaries has an adequate remedy at law, and Mr. Safra will not argue in any such action or proceeding the claim or defense that any such remedy at law exists. Parent acknowledges that family members and associates of Mr. Safra are engaged in activities that constitute Covered Business and that from time to time Mr. Safra may have discussions with, including providing advice to, such persons with respect to such activities. Parent agrees that such discussions are not restricted by this
Section 10 so long as Mr. Safra does not participate in the active management of these business activities. In addition, Section 10 shall not restrict any social and informal discussions in which Mr.
Safra engages with any person regarding the banking business.

                  (g) The restrictions in this Section 10 shall be in addition to any restrictions imposed on Mr. Safra by statute or at common law or otherwise.

                  (h) Notwithstanding Section 11 hereof, the provisions of this Section 10 shall survive the Effective Time of the Merger.

                  11. TERMINATION. Except as provided in Section 10(h), this Agreement, and all rights and obligations of the parties hereunder, shall terminate on the earlier of (a) the Effective Time of the Merger pursuant to the Merger Agreement and (b) the date upon which the Merger Agreement is terminated in accordance with its terms; provided that, in the case of the termination of this Agreement upon the happening of the event described in clause (b) above, the obligations of the Stockholder under Section 3(a)
(ii) and the proxy granted pursuant to Section 6(a)(i), but solely for use as described in clause (y) thereof (to the extent such proxy relates to the voting obligation under Section 3(a)(ii), shall not terminate, but shall remain in effect, until the date that is six months after such termination if (x) a proposal for an Alternative Transaction shall have been made prior to such termination and (y) the Merger Agreement is terminated in accordance with its terms pursuant to Section 9.1(e) or (f) of the Merger Agreement or by Parent pursuant to 9.1(d) of the Merger Agreement; provided, however, that the term of this Agreement shall be extended by a period of days equal to the duration of any temporary or permanent order, writ or injuction issued by a court of competent jurisdiction that invalidates, impedes or enjoins the operation or enforcement of this Agreement, the Merger Agreement or any agreement contemplated hereby or thereby or entered into in connection herewith or therewith.

                  12.      MISCELLANEOUS.

                  (a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among all the parties hereto with respect to the transfer or voting of shares of Common Stock or SRH Stock.

                  (b) Each Stockholder Party agrees that this Agreement and the respective rights and obligations of such Stockholder Party hereunder shall attach to any shares of Common Stock and any shares of SRH Stock, and any securities convertible into such shares, that may become Beneficially Owned by such Stockholder Party.

                  (c) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  (d) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, personal or legal representatives, executors, administrators, heirs,
distributees, devisees, legatees and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, that Parent may assign
any or all rights under this Agreement to Sub or any other Subsidiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by  reason  of this Agreement.

                 (e) This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; PROVIDED, that Parent may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any other party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing executed by Parent.

                 (f) All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the address for such party set forth below.

                        (i) If to a Stockholder Party, to such Stockholder Party at the address set forth beside its name on Schedule A hereto with a copy to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, New York  10019
                           Fax:  (212) 474-1000
                           Attention:  George J. Gillespie, III

                           (ii) If to Parent, to:

                           HSBC Holdings plc
                           10 Lower Thames Street
                           London EC3R 6AE
                           United Kingdom
                           Fax:  011-44-171-260-8249
                           Attention:  Group Company Secretary

                           With a copy to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, New York 10006
                           Fax:  (212) 225-3999
                           Attention:  James F. Munsell and Victor I. Lewkow

or to such other address or facsimile number as the Person to whom notice is given shall have previously furnished to the others in writing in the manner set forth above.

                 (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction  shall,  as to such  jurisdiction,  be
ineffective to the extent of such  prohibition  or   unenforceability
 without
affecting  the  validity  or enforceability  of the remaining  provisions
  hereof.  Any such  prohibition  or unenforceability   in  any
jurisdiction  shall  not
invalidate   or  render unenforceable such provision in any other jurisdiction.
If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                 (h) Each Stockholder Party acknowledges and agrees that in in the event of any breach of this Agreement, Parent would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that (a) each Stockholder Party will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and
 (b) Parent shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement.

                 (i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise
available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other  right,
power  or  remedy  or to  demand  such compliance.

                (j) EXCEPT TO THE EXTENT THAT MANDATORY PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW ARE APPLICABLE, THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

               (k) The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect
the meaning or interpretation of this Agreement. "Include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not
they are in fact followed by such words or words of like import.

                 (l) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

                  (m) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought in any federal court located in the State of New York or any New York state court, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12(f) shall be deemed effective service of process on such party.

                  13. STOCKHOLDER  CAPACITY.  No person executing this
 Agreement
who is or becomes during  the term  hereof a director  or officer of the
  Company
or SRH makes any agreement or understanding herein in his capacity as such director or officer. Each Stockholder Party signs solely in his capacity as the record holder and beneficial owner of the Owned Shares or the Owned
SRH Shares, as the case may be, and nothing herein shall limit or affect any actions taken by a Stockholder Party in his capacity as an officer of director
of the Company or SRH to the extent specifically permitted by the Merger
 Agreement.

                  14. FURTHER ASSURANCES. From time to time, at Parent's request and without further consideration, each Stockholder Party shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                           IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed as of the day and year first above written.

                                   RNYC HOLDINGS LIMITED


                                   By: /s/ C. G. RODNEY LEACH
                                      --------------------------
                                       Name: C. G. Rodney Leach
                                       Title: Director


                                   By: /s/ JEAN HOSS
                                      --------------------------
                                       Name: Jean Hoss
                                       Title: Director


                                   CONGREGATION BEIT YAAKOV


                                   By: /s/ WALTER H. WEINER
                                      --------------------------
                                       Name: Walter H. Weiner



                                   SABAN S.A.

                                   By: /s/ C. G. RODNEY LEACH
                                      --------------------------
                                       Name: R. Leach
                                       Title: Director


                                   By: /s/ JEAN HOSS
                                      --------------------------
                                       Name: Jean Hoss
                                       Title: Director


                                 EDMOND J. SAFRA

                                 By: /s/ EDMOND J. SAFRA
                                    -----------------------
                                     Edmond J. SAFRA



                                 HSBC HOLDINGS PLC

                                 By: /s/ DAVID J. SHAW
                                    -----------------------------
                                     Name:  David J. Shaw
                                     Title:  Authorised Signatory

                                                     SCHEDULE A
                                                     -----------


                               STOCKHOLDER PARTIES
                               -------------------

NAME                                                         ADDRESS
------                                                       -------
RNYC Holdings Limited

                                                             Fax:
                                                             Attention:
Congregation Beit Yaakov

                                                             Fax:
                                                             Attention:
Saban S.A.

                                                             Fax:
                                                             Attention:
Edmond J. Safra

                                                             Fax: